                                                              EXHIBIT 12.2
                                                                    PAGE 1 OF 1

                            THE DERBY BICYCLE GROUP

            COMPUTATION OF RATIO OF EBITDA TO INTEREST EXPENSE
                      (IN MILLIONS, EXCEPT RATIO AMOUNTS)

                                         FISCAL YEAR                        SIX MONTHS ENDED
                         ----------------------------------------------- -------------------------
                                                                                        PRO FORMA
                                                              PRO FORMA   JUNE 28,      JUNE 28,
                            1993     1994  1995  1996  1997     1997        1998          1998
                         ----------- ----  ----  ----  ----  ----------- -----------   -----------
                         (UNAUDITED)                         (UNAUDITED) (UNAUDITED)   (UNAUDITED)
Operating income........    29.1     22.7  22.0  33.4  29.7     29.7        22.1(/1/)     22.1(/1/)
Add
 Depreciation...........     7.3      9.1   9.8   9.4   9.4      9.4         5.0           5.0
 Amortization...........    (0.8)    (1.3) (1.1) (1.2) (0.8)    (0.8)       (0.3)         (0.3)
 Amortization of pension
  transition asset......    (2.5)    (2.5) (2.7) (2.7) (2.5)    (2.5)       (1.2)         (1.2)
                            ----     ----  ----  ----  ----     ----        ----          ----
EBITDA..................    33.1     28.0  28.0  38.9  35.8     35.8        25.6          25.6
                            ====     ====  ====  ====  ====     ====        ====          ====
Interest expense........    10.5     10.5   9.4   8.0   7.5     19.4         5.9          10.9
Ratio of EBITDA to in-
 terest expense.........     3.2      2.7   3.0   4.9   4.8      1.9         4.3           2.3
                            ====     ====  ====  ====  ====     ====        ====          ====

--------

(1) Operating income excludes $5.7 million of one-time reorganization costs incurred in the six months ended June 28, 1998, for the Recapitalization.